Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

CSG SYSTEMS REPORTS RESULTS

FOR FIRST QUARTER 2011

ENGLEWOOD, COLO. (May 3, 2011) — CSG Systems International, Inc. (Nasdaq: CSGS), a leading provider of customer interaction management and billing solutions, today reported results for the quarter ended March 31, 2011. This reflects the first full quarter of financial results from its recent acquisition, Intec Telecom Systems, which was completed on November 30, 2010.

Key Financial Highlights:

•	First quarter 2011 results:

•	Total revenues were $183.1 million.

•	Non-GAAP operating income was $33.0 million, or 18.0% of total revenues and GAAP operating income was $24.1 million, or 13.2% of total revenues.

•	Non-GAAP earnings per diluted share (EPS) was $0.54 and GAAP EPS was $0.35.

•

Cash flows from operations for the quarter were negative ($1.9) million, due to the timing of certain payments anticipated in the first quarter, including a negative impact of $20 million as a result of a change in the monthly invoice timing for DISH Network, which was included as part of its renewal terms effective this quarter.

“While our top-line financial results reflect a slower than anticipated start for the year, we have made progress in several key areas over the past several months that we believe are reflective of the strength of our business,” said Peter Kalan, president and chief executive officer for CSG Systems. “For example, we secured a long-term contract with our second largest client, added several new clients to our extensive list of service providers worldwide, and continued to deliver strong bottom line results while increasing our investments in the business.”

CSG Systems International, Inc.

May 3, 2011

Financial Overview (unaudited)

(in thousands, except per share amounts and percentages):

	Quarter Ended March 31,
	2011	2010	Percent Change
Revenues	$183,092	$130,263	41%
Non-GAAP Results:
Operating Income	$33,018	$28,292	17%
Operating Income Margin	18.0%	21.7%	—
EPS	$0.54	$0.49	10%
GAAP Results:
Operating Income	$24,104	$16,402	47%
Operating Income Margin	13.2%	12.6%	—
EPS	$0.35	$0.03	1,067%

For additional information and reconciliations regarding CSG’s use of non-GAAP financial measures, please refer to the attached Exhibit 2 and the Investor Relations section of CSG’s website at www.csgsystems.com.

Results of Operations

Revenues: Total revenues for the first quarter of 2011 were $183.1 million, which reflects the first full quarter of financial results from Intec Telecom, acquired on November 30, 2010. This represents a 41% increase from revenues of $130.3 million for the same period in 2010, primarily due to including Intec in the 2011 results.

Non-GAAP Results: Non-GAAP operating income for the first quarter of 2011 was $33.0 million, or 18.0% of total revenues, which compares to $28.3 million, or 21.7%, for the same period in 2010. The 18% non-GAAP operating margin is consistent with the company’s expectations as it reflects the full quarterly impact of the lower margin profile software and services business of Intec.

Non-GAAP EPS for the first quarter of 2011 of $0.54 increased 10% when compared to non-GAAP EPS of $0.49 for the first quarter of 2010, with the increase primarily the result of growth in non-GAAP operating results over the same period last year.

GAAP Results: GAAP operating income for the first quarter of 2011 was $24.1 million, or 13.2% of total revenues, compared to $16.4 million, or 12.6%, for the same period in 2010. Our data center migration expenses reduced operating income by $7.7 million for the first quarter 2010, with no such comparable expenses in 2011.

GAAP EPS for the first quarter of 2011 was $0.35, compared to $0.03 for the first quarter of 2010. GAAP EPS for the first quarter of 2010 was negatively impacted by the following items:

•	the data center transition expenses of $7.7 million, which negatively impacted GAAP EPS by $0.14 per diluted share; and

•	the loss on the repurchase of convertible debt securities of $11.0 million, which negatively impacted GAAP EPS by $0.20 per diluted share.

CSG Systems International, Inc.

May 3, 2011

Balance Sheet and Cash Flows

Balance Sheet: Certain key balance sheet items as of the end of the indicated quarters are as follows (in thousands):

	March 31, 2011	December 31, 2010	March 31, 2010
Cash, cash equivalents, and short-term investments (1)	$167,370	$215,550	$210,745
Net trade accounts receivable	148,634	155,005	107,167
Total long-term debt:
Par value	$372,649	$410,149	$200,404
Unamortized OID	(34,013)	(35,462)	(41,238)

Net debt carrying amount	$338,636	$374,687	$159,166

(1)	The sequential decrease in cash and investments from December 31, 2010 to March 31, 2011 reflects CSG’s repayment of the $35 million outstanding balance on its revolving loan facility in January 2011, and an anticipated negative impact of $20 million as a result of a change in the monthly invoice timing for DISH Network, which was included as part of its renewal terms.

Cash Flows: Certain key operating cash flow items for the indicated periods then ended are as follows (in thousands):

	March 31, 2011	December 31, 2010	March 31, 2010
Cash Flows from Operating Activities:
Operations	$39,687	$32,529	$27,376
Changes in operating assets and liabilities (2)	(41,576)	14,545	3,948

Net cash provided by (used in) operating activities	$(1,889)	$47,074	$31,324

Cash Flows from Investing Activities:
Purchases of property and equipment	$(4,250)	$(4,419)	$(4,048)

(2)	Cash flows from operating activities for the quarter ended March 31, 2011 was negatively impacted by the unfavorable changes in working capital items, primarily related to the following items: (i) the change of the monthly invoice timing for DISH Network, discussed above; and (ii) the timing of payments for several items specific to the first quarter, including Intec acquisition-related expenses and 2010 employee incentive performance bonuses, both of which were accrued expenses as of December 31, 2010.

2011 Financial Guidance

The company is reducing the high end of its revenue guidance downward by $7 million for the full year as a result of the slower than anticipated start for the year. However, no other revisions to guidance have been made. CSG’s updated financial guidance for the full year 2011 is as follows:

Revenues	$757 - $765 million
Non-GAAP EPS	$2.24 - $2.32
GAAP EPS from continuing operations	$1.47 - $1.55
Adjusted EBITDA	$177 -$181 million

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May 3, 2011

For additional information and reconciliations regarding CSG’s use of non-GAAP financial measures, please refer to the attached Exhibit 2 and the Investor Relations section of CSG’s website at www.csgsystems.com.

Conference Call

CSG will host a one-hour conference call on May 3, 2011, at 5:00 p.m. ET, to discuss CSG’s first quarter results. The call will be carried live and archived on the Internet. A link to the conference call is available at www.csgsystems.com. In addition, to reach the conference by phone, dial (800) 762-8779 and ask the operator for the CSG Systems conference call and Liz Bauer, chairperson.

Additional Information

For information about CSG, please visit CSG’s web site at www.csgsystems.com. Additional information can be found in the Investor Relations section of the web site.

About CSG Systems International, Inc.

CSG Systems International, Inc. (NASDAQ: CSGS) is a world-leading Business Support Systems (BSS) company serving the majority of the top 100 global communications service providers, including leaders in fixed, mobile and next-generation networks such as AT&T, Comcast, DISH Network, France Telecom, Orange, T-Mobile, Telefonica, Time Warner Cable, Vodafone, Vivo and Verizon. With over 25 years of experience and expertise in voice, video, data and content services, CSG Systems offers a broad portfolio of licensed and Software-as-a-Service (SaaS)-based products and solutions that help clients compete more effectively, improve business operations and deliver a more impactful customer experience across a variety of touch points. The company serves a global client base across highly competitive industries including cable and direct broadcast satellite, telecommunications, financial services, healthcare, utilities, content, entertainment and more.

For more information, visit our website at www.csgsystems.com.

Forward-Looking Statements

This news release contains forward-looking statements as defined under the Securities Act of 1933, as amended that are based on assumptions about a number of important factors and involve risks and uncertainties that could cause actual results to differ materially from what appears in this news release. Some of these key factors include, but are not limited to the following items:

•	CSG derives approximately one-third of its revenues from its two largest clients;

•	CSG’s ability to maintain a reliable, secure computing environment;

•	Continued market acceptance of CSG’s products and services;

•	CSG’s ability to continuously develop and enhance products in a timely, cost-effective, technically advanced and competitive manner;

•	CSG’s ability to deliver its solutions in a timely fashion within budget, particularly large and complex software implementations;

•	CSG’s dependency on the global telecommunications industry, and in particular, the North American telecommunications industry;

•	CSG’s ability to meet its financial expectations as a result of increased dependency on software sales, which are subject to greater volatility;

•	Increasing competition in CSG’s market from companies of greater size and with broader presence in the communications sector;

•	CSG’s ability to successfully integrate and manage acquired businesses or assets to achieve expected strategic, operating and financial goals;

•	CSG’s continued ability to protect its intellectual property rights;

•	CSG’s conducting business in the international marketplace; and

•	Fluctuations in credit market conditions, general global economic and political conditions, and foreign currency exchange rates.

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May 3, 2011

This list is not exhaustive and readers are encouraged to review the additional risks and important factors described in CSG’s reports on Forms 10-K and 10-Q and other filings made with the SEC.

For more information, contact:

Liz Bauer, Vice President of Investor Relations

(303) 804-4065

E-mail: liz_bauer@csgsystems.com

CSG Systems International, Inc.

May 3, 2011

CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS-UNAUDITED

(in thousands, except share and per share amounts)

	March 31, 2011	December 31, 2010
ASSETS
Current assets:
Cash and cash equivalents	$151,985	$197,858
Short-term investments	15,385	17,692

Total cash, cash equivalents, and short-term investments	167,370	215,550
Trade accounts receivable-
Billed, net of allowance of $1,958 and $1,837	148,634	155,005
Unbilled and other	33,518	30,803
Deferred income taxes	10,500	13,852
Income taxes receivable	13,242	9,043
Other current assets	21,228	17,241

Total current assets	394,492	441,494
Property and equipment, net of depreciation of $98,988 and $94,236	49,428	52,257
Software, net of amortization of $48,272 and $45,579	30,430	31,118
Goodwill	199,253	209,164
Client contracts, net of amortization of $140,084 and $133,218	113,706	116,328
Deferred income taxes	9,813	9,677
Other assets	18,416	19,660

Total assets	$815,538	$879,698

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt, net of unamortized original issue discount of $285 and $621	$37,364	$69,528
Client deposits	31,200	31,897
Trade accounts payable	26,608	25,381
Accrued employee compensation	37,559	53,372
Income taxes payable	2,227	2,028
Deferred revenue	52,671	56,184
Other current liabilities	21,838	32,019

Total current liabilities	209,467	270,409

Non-current liabilities:
Long-term debt, net of unamortized original issue discount of $33,728 and $34,841	301,272	305,159
Deferred revenue	7,447	16,103
Income taxes payable	865	954
Deferred income taxes	24,371	33,247
Other non-current liabilities	17,446	16,748

Total non-current liabilities	351,401	372,211

Total liabilities	560,868	642,620

Stockholders’ equity:
Preferred stock, par value $.01 per share; 10,000,000 shares authorized; zero shares issued and outstanding	—	—
Common stock, par value $.01 per share; 100,000,000 shares authorized; 34,593,385 shares and 34,120,789 shares outstanding	645	641
Additional paid-in capital	439,894	439,712
Treasury stock, at cost, 29,956,808 shares	(704,963)	(704,963)
Accumulated other comprehensive income (loss):
Unrealized gain on short-term investments, net of tax	4	4
Unrecognized pension plan losses and prior service costs, net of tax	(893)	(897)
Cumulative translation adjustments	6,776	868
Accumulated earnings	513,207	501,713

Total stockholders’ equity	254,670	237,078

Total liabilities and stockholders’ equity	$815,538	$879,698

CSG Systems International, Inc.

May 3, 2011

CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME-UNAUDITED

(in thousands, except per share amounts)

	Quarter Ended
	March 31, 2011	March 31, 2010
Revenues:
Processing and related services	$131,378	$122,046
Software, maintenance and services	51,714	8,217

Total revenues	183,092	130,263

Cost of revenues (exclusive of depreciation, shown separately below):
Processing and related services	61,259	67,004
Software, maintenance and services	29,505	5,968

Total cost of revenues	90,764	72,972
Other operating expenses:
Research and development	28,638	18,512
Selling, general and administrative	33,339	16,534
Depreciation	6,247	5,622
Restructuring charges	—	221

Total operating expenses	158,988	113,861

Operating income	24,104	16,402

Other income (expense):
Interest expense	(4,341)	(1,548)
Amortization of original issue discount	(1,449)	(2,300)
Interest and investment income, net	234	116
Loss on repurchase of convertible debt securities	—	(10,952)
Other, net	(303)	(2)

Total other	(5,859)	(14,686)

Income before income taxes	18,245	1,716
Income tax provision	(6,751)	(652)

Net income	$11,494	$1,064

Weighted-average shares outstanding – Basic:
Common stock	32,610	33,051
Participating restricted stock	327	743

Total	32,937	33,794

Weighted-average shares outstanding – Diluted:
Common stock	32,852	33,313
Participating restricted stock	327	743

Total	33,179	34,056

Earnings per common share:
Basic	$0.35	$0.03
Diluted	$0.35	$0.03

CSG Systems International, Inc.

May 3, 2011

CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS-UNAUDITED

(in thousands)

	Quarter Ended
	March 31, 2011	March 31, 2010
Cash flows from operating activities:
Net income	$11,494	$1,064
Adjustments to reconcile net income to net cash provided by (used in) operating activities -
Depreciation	6,247	5,622
Amortization	10,146	4,111
Amortization of original issue discount	1,449	2.300
Gain on short-term investments and other	(13)	(38)
Loss on repurchase of convertible debt securities	—	10,952
Deferred income taxes	7,904	1,433
Excess tax benefit of stock-based compensation awards	(814)	(1,077)
Stock-based employee compensation	3,274	3,009

Subtotal	39,687	27,376
Changes in operating assets and liabilities:
Trade accounts and other receivables, net	4,085	(116)
Other current and non-current assets	(3,229)	(3,110)
Income taxes payable/receivable	(3,443)	(1,246)
Trade accounts payable and accrued liabilities	(24,301)	3,174
Deferred revenue	(14,688)	5,246

Net cash provided by (used in) operating activities	(1,889)	31,324

Cash flows from investing activities:
Purchases of property and equipment	(4,250)	(4,048)
Purchases of short-term investments	(12,680)	(41,932)
Proceeds from sale/maturity of short-term investments	15,000	31,400
Acquisition of businesses, net of cash acquired	—	(2,264)
Acquisition of and investments in client contracts	(2,383)	(1,280)

Net cash used in investing activities	(4,313)	(18,124)

Cash flows from financing activities:
Proceeds from issuance of common stock	335	451
Repurchase of common stock	(4,027)	(33,504)
Payments on acquired equipment financing	(427)	(285)
Proceeds on long-term debt	—	150,000
Payments on long-term debt	(37,500)	—
Payments of deferred financing costs	(205)	(4,146)
Repurchase of convertible debt securities	—	(124,992)
Excess tax benefit of stock-based compensation awards	814	1,077

Net cash used in financing activities	(41,010)	(11,399)

Effect of exchange rate fluctuations on cash	1,339	—

Net increase (decrease) in cash and cash equivalents	(45,873)	1,801
Cash and cash equivalents, beginning of period	197,858	163,489

Cash and cash equivalents, end of period	$151,985	$165,290

Supplemental disclosures of cash flow information:
Net cash paid during the period for -
Interest	$4,581	$852
Income taxes	2,453	466

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May 3, 2011

EXHIBIT 1

CSG SYSTEMS INTERNATIONAL, INC.

SUPPLEMENTAL REVENUE ANALYSIS

CSG Systems completed its acquisition of Intec Telecom Systems on November 30, 2010. Therefore, CSG included Intec’s financial results for one month in its fourth quarter and full year results ended December 31, 2010, and for a full three months in its first quarter ended March 31, 2011, as noted below:

	Quarter Ended March 31, 2011	Quarter Ended December 31, 2010	Year Ended December 31, 2010
Total Revenues ($ thousands)	$183,092	$154,079	$549,379
Number of Months with Intec Included	3	1	1

By integrating Intec’s significantly higher global revenue base, CSG increased its geographic revenue diversification and decreased its customer concentration, as noted in the tables below:

Revenues by Geography

	Quarter Ended March 31, 2011	Quarter Ended December 31, 2010	Year Ended December 31, 2010
Americas	86%	94%	98%
Europe, Middle East and Africa	12%	5%	2%
Asia Pacific	2%	1%	<1%

Total Revenues	100%	100%	100%

Revenues by Significant Customers: 10% or more of Revenues

	Quarter Ended March 31, 2011	Quarter Ended December 31, 2010	Year Ended December 31, 2010
Comcast	19%	22%	24%
DISH	13%	16%	18%
Time Warner	<10%	11%	12%
Charter	<10%	<10%	10%

Customer Accounts (in 000’s at end of period)

	March 31, 2011	December 31, 2010
Cable and Satellite Customer Accounts	49,081	48,913

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May 3, 2011

EXHIBIT 2

CSG SYSTEMS INTERNATIONAL, INC.

DISCLOSURES FOR NON-GAAP FINANCIAL MEASURES

Use of Non-GAAP Financial Measures and Limitations

To supplement its condensed consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), CSG uses non-GAAP operating income, non-GAAP EPS, and non-GAAP adjusted EBITDA. CSG believes that these non-GAAP financial measures, when reviewed in conjunction with its GAAP financial measures, provide investors with greater transparency to the information used by CSG’s management in its financial and operational decision making. CSG uses these non-GAAP financial measures for the following purposes:

•	Certain internal financial planning, reporting, and analysis;

•	Forecasting and budgeting purposes;

•	Certain management compensation incentives; and

•	Communications with CSG’s Board of Directors, stockholders, financial analysts, and investors.

These non-GAAP financial measures are provided with the intent of providing investors with the following information:

•	A more complete understanding of CSG’s underlying operational results, trends, and cash generating capabilities;

•	Consistency and comparability with CSG’s historical financial results; and

•	Comparability to similar companies, many of which present similar non-GAAP financial measures to investors.

Non-GAAP financial measures are not measures of performance under GAAP, and therefore should not be considered in isolation or as a substitute for GAAP financial information. Limitations with the use of non-GAAP financial measures include the following items:

•	Non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles;

•	The way in which CSG calculates non-GAAP financial measures may differ from the way in which other companies calculate similar non-GAAP financial measures;

•	Non-GAAP financial measures do not include all items of income and expense that affect CSG’s operations and that are required by GAAP to be included in financial statements;

•	Certain adjustments to CSG’s non-GAAP financial measures result in the exclusion of items that are recurring and will be reflected in CSG’s financial statements in future periods; and

•	Certain charges excluded from CSG’s non-GAAP financial measures are cash expenses, and therefore do impact CSG’s cash position.

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May 3, 2011

CSG compensates for these limitations by relying primarily on its GAAP results and using non-GAAP financial measures as a supplement only. Additionally, CSG provides specific information regarding the treatment of GAAP amounts considered in preparing the non-GAAP financial measures and reconciles each non-GAAP financial measure to the most directly comparable GAAP measure.

Non-GAAP Financial Measures: Basis of Presentation

The table below outlines the exclusions from CSG’s non-GAAP financial measures:

Non-GAAP Exclusions	Operating Income	EPS
Data center transition expenses (1)	X	X
Intec acquisition-related charges (1)	X	X
Stock-based compensation	X	X
Amortization of acquired intangible assets	X	X
Amortization of original issue discount (“OID”)	—	X
Gain/loss on repurchase of convertible debt securities	—	X
Unusual income tax matters	—	X

(1)	The data center transition project and the Intec acquisition were completed in 2010, and thus, there are no anticipated costs for either of these items in 2011.

CSG also reports non-GAAP adjusted EBITDA as management believes this measure is useful information to investors in evaluating CSG’s operating performance, liquidity, debt servicing capabilities, and enterprise valuation. CSG defines adjusted EBITDA as income before interest, taxes, depreciation, amortization, stock based compensation, foreign currency transaction adjustments, and unusual items, such as the data center transition expenses and Intec acquisition-related charges, as discussed below.

CSG believes that excluding certain items in calculating its non-GAAP financial measures provides meaningful supplemental information regarding CSG’s performance and these items are excluded for the following reasons:

•

The data center transition expenses are not considered reflective of CSG’s recurring core business operating results. The exclusion of these items in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current operating results with historical and future periods.

•

The Intec acquisition-related charges relate to certain direct and incremental expenses related to the acquisition of Intec, and thus, are not considered reflective of CSG’s recurring core business operating results. These charges include expenses related to the following: (i) restructuring; (ii) investment banking, legal, accounting, and other professional services; and (iii) costs primarily related to the settlement of foreign currency hedging instruments associated with the funding of the Intec acquisition. The exclusion of these charges in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current financial results with historical and future periods.

•

Stock-based compensation results from CSG’s issuance of its common stock to its employees under incentive compensation programs. The amount of this incentive compensation in any period is not generally linked to the level of performance by employees or CSG, but instead is more dependent on

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May 3, 2011

CSG’s stock price at the stock grant date, and the employee service period over which the equity awards vest. The exclusion of these expenses in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to evaluate the non-cash expense related to compensation included in CSG’s results of operations. In addition, the stock-based compensation expense is a non-cash expense, and therefore the exclusion of this item allows investors to further evaluate the cash generating capabilities of CSG’s business.

•

Amortization of acquired intangible assets is the result of business acquisitions. A portion of the purchase price in an acquisition is allocated to the intangible assets (e.g., software, client relationships, etc.) acquired, which are then amortized to expense over their estimated useful lives. This annual amortization expense is generally unchanged from the initial estimates, regardless of performance of the acquired business in any one period. Also, the value assigned to acquired intangible assets in a business combination is based on various estimates and valuation techniques, and does not necessarily represent the costs CSG would incur to develop such capabilities internally. Additionally, amortization of acquired intangible assets can be inconsistent in amount and frequency, and can be significantly affected by the timing and size of an acquisition. The exclusion of these expenses in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to evaluate the non-cash expense related to acquisitions included in CSG’s subsequent results of operations. In addition, the amortization of acquired intangible assets is a non-cash expense, and therefore the exclusion of this item allows investors to further evaluate the cash generating capabilities of CSG’s business.

•

The convertible debt securities OID is the result of allocating a portion of the principal balance of the debt at issuance to the equity component of the instrument, as required under current accounting rules. This OID is then amortized to interest expense over the life of the respective convertible debt instrument. The interest expense related to the amortization of the OID is a non-cash expense, and therefore the exclusion of this item allows investors to further evaluate the cash interest costs of CSG’s convertible debt securities for cash flow, liquidity, and debt service purposes.

•

Gains and losses related to the repurchase of CSG’s convertible debt securities are not considered reflective of CSG’s recurring core business operating results. The exclusion of these gains and losses in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current operating results with historical and future periods.

•

Unusual fluctuations in the effective income tax rate can occur because of income tax timing matters, or as a result of different treatment of certain items for book accounting and income tax purposes. Consideration of such items in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current financial results with historical and future periods.

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May 3, 2011

Non-GAAP Financial Measures

Non-GAAP Operating Income:

The reconciliations of GAAP operating income to non-GAAP operating income for the indicated quarters are as follows (in thousands, except percentages):

	Quarter Ended March 31, 2011		Quarter Ended March 31, 2010
	Amounts	% of Revenues	Amounts	% of Revenues
GAAP operating income	$24,104	13.2%	$16,402	12.6%
Data center transition expenses	—	—	7,717	5.9%
Stock-based compensation	3,274	1.7%	3,009	2.3%
Amortization of acquired intangible assets	5,640	3.1%	1,164	0.9%

Non-GAAP operating income	$33,018	18.0%	$28,292	21.7%

Non-GAAP EPS:

The reconciliations of GAAP EPS to non-GAAP EPS for the indicated quarters are as follows (in thousands, except per share amounts):

	Quarter Ended March 31, 2011		Quarter Ended March 31, 2010
	Pretax Amount (2)	Per Diluted Share Impact (3)	Pretax Amount (2)	Per Diluted Share Impact (3)
GAAP income before income taxes	$18,245	$0.35	$1,716	$0.03
Data center transition expenses	—	—	7,717	0.14
Stock-based compensation	3,274	0.06	3,009	0.06
Amortization of acquired intangible assets	5,640	0.10	1,164	0.02
Amortization of OID	1,449	0.03	2,300	0.04
Loss on repurchase of convertible debt securities	—	—	10,952	0.20

Non-GAAP income before income taxes	$28,608	$0.54	$26,858	$0.49

(2)	These items (on a pretax basis) are calculated in accordance with GAAP, and are reflected as part of the results of operations in the accompanying Unaudited Condensed Consolidated Statements of Income.
(3)	These items represent the after-tax impact to net income on a per diluted share basis using the following: (i) effective income tax rates of 37% and 38%, respectively, for the quarters ended March 31, 2011 and 2010; and (ii) the weighted-average diluted shares outstanding of 33.2 million and 34.1 million, respectively, for the quarters ended March 31, 2011 and 2010.

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May 3, 2011

Non-GAAP Adjusted EBITDA:

CSG’s calculation of non-GAAP adjusted EBITDA and the reconciliation of CSG’s non-GAAP adjusted EBITDA measure to net income and cash flows from operating activities are provided below for the indicated quarters (in thousands):

	Quarter Ended March 31,
	2011	2010
GAAP operating income	$24,104	$16,402
Data center transition expenses	—	7,717
Depreciation (excluding data center transition expenses)	6,247	4,300
Amortization of intangible assets	9,372	3,925
Stock-based compensation	3,274	3,009

Adjusted EBITDA	$42,997	$35,353

Adjusted EBITDA as a percentage of revenues	23%	27%

	Quarter Ended March 31,
	2011	2010
Net income	$11,494	$1,064
Interest expense	4,341	1,548
Amortization of OID	1,449	2,300
Interest and investment income and other, net	69	(114)
Income tax provision	6,751	652
Depreciation (excluding data center transition expenses)	6,247	4,300
Amortization of intangible assets	9,372	3,925
Stock-based employee compensation	3,274	3,009
Data center transition expenses	—	7,717
Loss on repurchase of convertible debt securities	—	10,952

Adjusted EBITDA	$42,997	$35,353

	Quarter Ended March 31,
	2011	2010
Cash flows from operating activities	$(1,889)	$31,324
Income tax provision	6,751	652
Changes in operating assets and liabilities and deferred taxes	33,672	(5,381)
Data center transition expenses, net of depreciation	—	6,395
Interest expense	4,341	1,548
Interest and investment income and other, net	69	(114)
Other	53	929

Adjusted EBITDA	$42,997	$35,353

CSG Systems International, Inc.

May 3, 2011

Non-GAAP Financial Measures – 2011 Financial Guidance

Non-GAAP Operating Income:

The reconciliation of GAAP operating income margin to non-GAAP operating income margin, as included in CSG’s 2011 full year financial guidance, is as follows:

2011 Guidance
GAAP operating income margin	13%
Stock-based compensation (4)	2%
Amortization of acquired intangible assets (5)	3%

Non-GAAP operating income margin (“approximately 18%”)	18%

(4)	This represents the pretax impact of stock-based compensation expense of an estimated $13 million on CSG’s operating income margins as a percentage of the midpoint of 2011 revenue guidance.
(5)	This represents the pretax impact of amortization of acquired intangible assets expenses of an estimated $23 million on CSG’s operating income margins as a percentage of the midpoint of 2011 revenue guidance.

Non-GAAP EPS:

The reconciliation of GAAP EPS to non-GAAP EPS as included in CSG’s 2011 full year financial guidance is as follows:

	2011 Guidance Range (6)
	Low Range	High Range
GAAP EPS	$1.47	$1.55
Stock-based compensation (7)	0.25	0.25
Amortization of acquired intangible assets (8)	0.42	0.42
Amortization of OID (9)	0.10	0.10

NNon-GAAP EPS	$2.24	$2.32

(6)	The after-tax impact of these items is calculated using: (i) an assumed effective income tax rate of approximately 37%; and (ii) the estimated weighted-average diluted shares outstanding of 33.4 million.
(7)	This represents the after-tax impact on a per diluted share basis of the full year stock-based compensation expense of approximately $13 million.
(8)	This represents the after-tax impact on a per diluted share basis of the full year amortization of acquired intangible assets expense of approximately $23 million.
(9)	This represents the after-tax impact on a per diluted share basis of the full year expense related to the amortization of the OID expense for CSG’s convertible debt securities of approximately $5 million.

CSG Systems International, Inc.

May 3, 2011

Non-GAAP Adjusted EBITDA:

CSG’s calculation of non-GAAP adjusted EBITDA and the reconciliation of CSG’s non-GAAP adjusted EBITDA measure to net income and cash flows from operations are provided below for CSG’s 2011 full year financial guidance at the mid-point (in thousands):

2011
GAAP operating income	$101,000
Depreciation	28,000
Amortization of intangible assets	37,000
Stock-based compensation	13,000

Adjusted EBITDA	$179,000

Adjusted EBITDA as a percentage of revenues	24%

2011
Net income	$50,000
Interest expense	17,000
Amortization of OID	5,000
Interest and investment income and other, net	(1,000)
Income tax provision	30,000
Depreciation	28,000
Amortization of intangible assets	37,000
Stock-based compensation	13,000

Adjusted EBITDA	$179,000

2011
Cash flows from operating activities	$109,000
Income tax provision	30,000
Changes in operating assets and liabilities and deferred taxes	25,000
Interest expense	17,000
Interest and investment income and other, net	(1,000)
Other	(1,000)

Adjusted EBITDA	$179,000